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Contacts	EpiCept Corporation:
Immune Pharmaceuticals: 15 Aba Even Avenue, 2nd Floor Herzliya-Pituach, 46733, Israel Serge Goldner, CFO Tel: +972 9 886-6612 serge.goldner@immunepharma.com	777 Old Saw Mill River Road Tarrytown, NY 10591 Robert W. Cook, CEO Tel: (914) 606-3500 rcook@epicept.com

New York Office:
Anna Baran – Director of Corp. Development Tel: (646) 937-1941 anna.baran@immunepharma.com

EpiCept Corporation and Immune Pharmaceuticals Amend Merger Agreement
Immune to Provide EpiCept with up to $0.5 Million in Working Capital

HERZLIYA-PITUACH, Israel and TARRYTOWN, N.Y. (February 12, 2013) – Immune Pharmaceuticals Ltd. (“Immune”), a privately held Israeli company, and EpiCept Corporation (Nasdaq OMX Stockholm Exchange and OTCQX: EPCT) announced today that they have executed an amendment to the Merger Agreement and Plan of Reorganization that they signed on November 7, 2012.

Under the terms of the amendment, Immune may, at any time and from time to time prior to the effective time of the merger, purchase new shares of EpiCept common stock directly from EpiCept at a purchase price of $0.13 per share. Any shares of EpiCept common stock sold to Immune in such a pre-merger investment will be cancelled at the effective time of the merger, but the relative post-closing ownership percentages in the combined company will be adjusted at the closing such that, for each $100,000 invested by Immune in EpiCept pursuant to such a pre-merger investment (up to an aggregate of $500,000), the post-closing ownership percentage of the pre-closing Immune stockholders in the combined company will be increased by an additional 0.7%. The amendment results in values for EpiCept and Immune of $14 million and $61 million, respectively, for an assumed combined company valuation of approximately $75 million. The parties will negotiate any further adjustments to the relative post-closing ownership percentages in the combined company that may apply to amounts in excess of $500,000 that Immune invests by purchasing shares of EpiCept common stock from EpiCept.

The merger agreement was further amended to allow Immune time to provide its audited 2012 financial statements, which are required by February 28, 2013.

Daniel Teper, PharmD, CEO of Immune and Robert W. Cook, EpiCept’s Interim President and Chief Executive Officer, jointly commented, “This amendment was executed primarily to provide EpiCept with cost effective operating capital while the merger closing process continues. At the same time, the amendment provides Immune with time to provide its 2012 GAAP audited financial statements for inclusion in our proxy statement. As a result of the additional time allowed for receipt of the audited financial statements, we currently estimate that the merger transaction will close in the second quarter of 2013.”

Additional Information

In connection with the proposed transaction, EpiCept will file a proxy statement with the U.S. Securities and Exchange Commission (SEC) seeking appropriate stockholder approval. STOCKHOLDERS OF EPICEPT AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT) REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. EpiCept’s stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about Immune and EpiCept, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to EpiCept Corporation, 777 Old Saw Mill River Rd, Tarrytown, NY 10591, Attention: Investor Relations, Telephone: (914) 606-3500.

Participants in the Solicitation

EpiCept and its directors and executive officers and Immune and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EpiCept in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement of EpiCept referred to above. Additional information regarding the directors and executive officers of EpiCept is also included in EpiCept’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2011. Additional information regarding the directors and executive officers of EpiCept is also included in EpiCept’s registration statement Post-Effective Amendment No. 1 to Form S-3 on Form S-1, which was filed with the SEC on April 6, 2012. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at EpiCept at the address described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”). The securities issued in exchange for all of the outstanding shares of Immune will not be and have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements.

The merger agreement and any accompanying issuance of shares by Immune Pharmaceuticals are not, under any circumstances, to be construed as an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Act-1968 (which requires, inter alia, the filing of a prospectus in Israel or an exemption therefrom).

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer. The Company’s pain portfolio includes AmiKet™, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies. The Company’s product Ceplene®, when used concomitantly with low-dose IL-2, is intended as remission maintenance therapy in the treatment of AML for adult patients who are in their first complete remission. The Company sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB in June 2012. Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel and EpiCept has retained rights to Ceplene® in all other countries, including countries in North and South America. The Company has other oncology drug candidates in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors.

About Immune Pharmaceuticals Ltd.

Immune Pharmaceuticals Ltd. is an Israel and U.S.-based biopharmaceutical company, focused on the development of next generation antibody therapeutics addressing unmet medical needs in the treatment of inflammatory diseases and cancer. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics (TSX:ICO) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to bertilimumab in 2006 from MedImmune Limited (formerly known as Cambridge Antibody Technology Limited), the global biologics unit of AstraZeneca. Additionally, Immune has licensed from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem, the injectable applications of the antibody nanoparticle conjugate technology (NanomAbs®) developed by Professor Shimon Benita.  For more information, visit the Immune website at: www.immunepharmaceuticals.com

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that we may be unable to complete the proposed merger transaction with Immune Pharmaceuticals, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Azixa® will not receive regulatory approval or achieve significant commercial success, the risk that clinical trials for AmiKet™ or crolibulinTM will not be successful, the risk that AmiKet™ or crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, a timely basis or at all, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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